EX-32   ·   Section 1350 Certifications

GENEMEN INC.

Pursuant to Section  18U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 Pursuant  to  section  906  of  the   Sarbanes-Oxley   Act  of  2002 (subsection  (a) and (b) of  section  1350,  chapter 63 of title 18, United  States  Code),  each of the  undersigned  officers  of Genemen Inc.,  a Nevada  corporation (the "Company"), does hereby certify that:

The Annual  Report of Form 10-Q for the quarter ended  November 30, 2008  (the  "Form  10-Q")  of  the  Company   fully   complies   with  the requirements  of section 13(a) or 15(d) of the  Securities  Exchange  Act of 1934  and  information  contained  in the  Form  10-Q  fairly presents,  in all material  respects,  the  financial  condition and results of operations of the Company.

Date: February 8, 2009

 /s/ Qiaozhen Chen
Qiaozhen Chen
Principal Executive Officer
and Principal Financial Officer